UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9,  2005

HOUSERAISING, INC.
(Exact name of Registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	56-2253025 (I.R.S. Employer Identification No.)

4801 East Independence Boulevard, Suite 201, Charlotte, NC 28212 (Address of Principal Executive Offices)	000-50701 (Commission File Number)

(704) 532-2121 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

Item 8.01 Other Events

On May 9, 2005, the Registrant filed a letter with the NASD, which requested an investigation into what management termed a “wave of coordinated naked short selling” in the Registrant’s common stock over a three month period of time. Management believes that the coordinated short selling activity may have contributed to a decline in the closing price of the Registrant’s common stock from $2.00 per share on February 1, 2005 to $0.53 per share on May 6, 2005, and this coordinated effort may have violated NASD rules, as well as applicable federal securities laws.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSERAISING, INC.

Date: May 9, 2005	By:	/s/ Robert V. McLemore
Robert V. McLemore
President

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